EXHIBIT 10.3

Future Receipts Sale Agreement. Seller’s Information

Seller’s Legal Name		D/B/A
INFINITE GROUP INC	IGI
Form of Business Entity and State of Incorporation
New York Corporation
Address
175 Sully's Trail ste 202, Pittsford, NY 14534
Primary Contact Name	Primary Contact Title	Primary Contact Phone Number
James A. Villa	Owner	(585) 485-5760

Seller’s Bank Account

Name of Bank	ABA Transit/Routing #	Checking Account #
THE UPSTATE BANK

Pricing

Purchase Price	$120,000.00	(If applicable) paid to Buyer and/or third parties
Prior Balance(s)	$0.00
Wire Fee	$35.00
Origination Fee	$1,200.00
Net Amount Funded to Seller	$118,765.00

Page 1

Future Receipts Sale Agreement.

Purchase Price Paid to Seller	Initial Periodic Amount
$120,000.00	$3,250.00
Purchased Amount of Future Receipts

What is the Initial Periodic Amount?

The Initial Periodic Amount is an estimate of the Specified Percentage of your average sales revenue. We will debit the Periodic Amount from your Bank Account each week subject to your actual revenue. We based the Initial Periodic Amount on information you provided or made available to us to calculate your average revenue over a period of time prior to the date of this Agreement. Please refer to Section 4 of this Agreement for how you can adjust the Periodic Amount.

$156,000.00
Specified Percentage
2.49%
Periodic Frequency
Weekly

Page 1 v3.00 This Sale of Future Receipts Agreement (“Agreement”) effective, 12/15/2023, is made by and between Fresh Funding Solutions, Inc, 157 Church Street, 19th Floor, New Haven, CT 06510 (“Buyer”), the business identified above (“Seller”), and each Guarantor identified below (each a “Guarantor”).

Seller, hereby sells, and assigns to Buyer, without recourse, the Purchased Amount of the proceeds of each future sale made by Seller (collectively “Future Receipts”) and will deliver the Specified Percentage of Future Receipts in accordance with this Agreement.

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes.

Seller: INFINITE GROUP INC

Agreed to by:

Name:	James A. Villa	Title:	Owner

Signature:		Date	12/15/2023

Page 2

Future Receipts Sale Agreement.

Agreement of Each Guarantor: By signing below each Guarantor agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes.

Notice: This agreement contains a personal guaranty of payment and performance, and by signing below, you agree that you will be personally liable for the payment and performance of certain obligations of Seller as described in this Agreement.

Name:	James A. Villa	Signature:

Name:		Signature:

TERMS AND CONDITIONS

1.	Future Receipts.

“Future Receipts” includes all payments made by cash, check, Automated Clearing House (“ACH”) or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a “Payment Card”) or other form of monetary payment in the ordinary course of Seller’s business. As payment for the Purchased Amount, Buyer will pay to Seller the Purchase Price, minus any fees and amounts to satisfy prior balances shown above.

2.	Buyer’s Acceptance of Agreement.

The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Net Amount Funded to Seller, shown above. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to Seller’s Account, shown above (the “Account”) and the ability to withdraw the Initial Periodic Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial and this Agreement shall be deemed null and void.

3.	Delivery of Purchased Amount.

Seller authorizes Buyer to debit the Initial Periodic Amount or any updated periodic amount (the “Periodic Amount”) from the Account each business day by either ACH or electronic check. Seller will provide Buyer with all required Account information and agrees not to change them without prior written consent from Buyer. Seller will provide an appropriate ACH authorization to Buyer. If any draft or electronic debit is returned for insufficient funds, then Seller will be responsible for any fees incurred by Buyer resulting from a rejected electronic check or ACH debit attempt, as set forth on Appendix A, which is incorporated by reference. Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer’s debiting any amount authorized under the terms of this Agreement. Seller understands that the foregoing ACH authorization is a fundamental condition to induce Buyer to accept the Agreement. Consequently, such authorization is intended to be irrevocable during the course of this Agreement.

Page 3

Future Receipts Sale Agreement.

In the event that Seller changes or permits changes to the Account or the ACH authorization approved by the Buyer or adds an additional bank account, Buyer shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Guarantor, to notify the new or additional bank of this Agreement and to direct such new or additional bank to remit to the Buyer all or any portion of the amounts received by such bank. Any such new account shall be deemed an Account.

4.	Reconciliation and Adjusting the Periodic Amount (IMPORTANT PROTECTION FOR SELLER).

The initial Periodic Amount is intended to represent the Specified Percentage of Seller’s Future Receipts. At any time, Seller or Buyer may request a reconciliation of Seller’s actual revenue to adjust the Periodic Amount to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage.

a)	How Seller may Request a Reconciliation. Email Buyer at accounting@gofreshfunding.com.

b)	How Buyer may Request a Reconciliation. Buyer may request a reconciliation in writing via regular mail or e-mail.

c)	Reconciliation Information. Seller shall provide Buyer with a copy of Seller’s most recent month’s official Account statement (the “Reconciliation Information”). Upon receipt of the Reconciliation Information, Buyer shall promptly recalculate Seller’s average revenue. If necessary to verify the Reconciliation Information, Buyer may request additional documentation including view-only access to the Account.

d)	Adjusting the Periodic Amount. Within three (3) business days of Buyer’s reasonable verification of the Reconciliation Information, Buyer shall adjust the Periodic Amount on a going-forward basis to more closely reflect Seller’s actual Receipts times the Specified Percentage. Buyer will notify Seller prior to any such adjustment. After each adjustment made pursuant to this paragraph, the new dollar amount will be deemed the updated Periodic Amount until any subsequent adjustment.

e)	Failure to Provide Reconciliation Information. If Seller requests a reconciliation and fails to provide the Reconciliation Information within ten (10) calendar days after Seller’s reconciliation request, Buyer may consider Seller’s reconciliation request withdrawn. If Buyer requests a reconciliation and Seller fails to provide the Reconciliation Information within ten (10) calendar days after Buyer’s reconciliation request, Buyer may adjust the Periodic Amount based on the best information reasonably available to Buyer.

5.	Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN).

Seller is selling a portion of a future revenue stream to Buyer at a discount and is not borrowing money from Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer. Buyer assumes the risk that Future Receipts may be remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, and the risk that the full Purchased Amount may never be remitted because Seller’s business went bankrupt or Seller otherwise ceased operations in the ordinary course of business or the account debtor had a right of setoff. Buyer is buying the Purchased Amount knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount of Future Receipts and Seller retains no legal or equitable interest therein. Seller shall provide Buyer with such information about the Future Receipts as Buyer reasonably requests, including the name of the account debtor, the address of the account debtor, telephone number of the account debtor, email of the account debtor and the amount the account debtor owes.

Page 4

Future Receipts Sale Agreement.

6.	Fees and Charges.

A list of all fees and charges applicable under this Agreement is contained in Appendix A, which is incorporated by reference. Buyer is NOT CHARGING ANY BROKER FEES to Seller. If Seller is charged a broker fee, Seller acknowledges that it is not being charged by Buyer.

7.	Credit Report and Other Authorizations.

Seller and each of the Guarantors signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of the Guarantors for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its Guarantors, and (iii) to contact personal and business references provided by the Seller in the Application, at any time now or for so long as Seller and/or Guarantors continue to have any obligations to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.

8.	Authorization to Contact Current and Prior Banks.

Seller hereby authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank. Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collections and in order to confirm that Seller is exclusively using the Account identified above, or any other account approved by Buyer, for the deposit of all business receipts.

9.	Right to Cancel.

Seller understands that Buyer offers Seller a right to cancel this Agreement at any time within 10 calendar days after Buyer has delivered the Net Amount Funded. Seller shall exercise this right by notifying Buyer in writing that it is cancelling this Agreement and returning the Net Amount Funded to Buyer. For the Seller’s right to cancel to be effective, Buyer must receive both the written notice and the return of the Net Amount Funded within 10 calendar days after the Buyer has delivered the Net Amount Funded.

10.	Financial Information.

Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, banking or financial statements, tax returns, etc., as Buyer deems necessary and reasonable prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate. Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.

Page 5

Future Receipts Sale Agreement.

11.	Transactional History.

Seller authorizes all of its banks and brokers and its Payment Card processor(s) to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon a breach of this Agreement.

12.	Application of Amounts Received by Buyer.

Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

13.	Representations, Warranties and Covenants of Seller.

As of the date of this Agreement and, unless expressly stated otherwise, continuing until Buyer has received 1) the Purchased Amount and 2) all fees and charges due under this Agreement, Seller represents, warrants and covenants to Buyer as follows:

a)	No Diversion of Future Receipts. Seller must deposit all Future Receipts into the Account on a daily basis and must instruct Seller’s credit card processor, which must be approved by Buyer (the “Processor”) to deposit all Payment Card receipts of Seller into the Account on a daily basis. Seller agrees not to (i) change the Account, (ii) add an additional Account, (iii) revoke Buyer’s authorization to debit the Account, (iv) close the Account without the express written consent of Buyer or, (v) take any other action with the intent to interfere with Buyer’s right to collect the purchased Future Receipts.

b)	Stacking Prohibited. Seller shall not enter into any merchant cash advance or any loan agreement that relates to or encumbers its Future Receipts or requires daily payments with any party other than Buyer for the duration of this Agreement. Buyer may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision.

c)	Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly represent the financial condition of Seller and/or Guarantors at such dates. Furthermore, Seller and/or Guarantors represent that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect their financial condition and results of operations at the time they are provided. Seller and Guarantors further authorize the release of any past or future tax returns to Buyer.

d)	Governmental Approvals. Seller is in compliance and shall comply with all applicable federal, state and local laws, rules and regulations and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the businesses in which it is presently engaged and/or will engage in hereafter.

e)	Authority to Enter into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

f)	Change of Name or Location or Sale or Closing of Business. Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of business without prior written consent of Buyer. Seller will not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. Except as disclosed to Buyer in writing, Seller has no current plans to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller will not voluntarily close its business on a temporary basis for renovations, repairs, or any other voluntary purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer 10 calendar days’ written notice to the extent practicable.

Page 6

Future Receipts Sale Agreement.

g)	No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement, Seller does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition threatened, brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney within six months prior to the date of this Agreement. Seller further warrants that as of the date of this Agreement (i) it does not anticipate filing a bankruptcy petition and (ii) it does not anticipate that an involuntary petition will be filed against it.

h)	Seller to Pay Taxes Promptly. Seller will promptly pay all necessary federal, state and local taxes, including but not limited to employment and sales and use taxes.

i)	No Violation of Prior Agreements. Seller’s execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement that prohibits the sale or pledge of Seller’s Future Receipts.

j)	Seller’s Knowledge and Representation. Seller represents, warrants, and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; (i) it was represented by counsel or (ii) had full opportunity to consult with counsel.

k)	Accurate and Complete Information. Seller and Guarantors represent, warrant, and agree that all information provided to Buyer and all statements made to Buyer relating to this transaction in any way have been truthful, accurate, and complete. Seller and Guarantors further agree that Seller and Guarantors will be truthful, accurate, and complete in all future statements to Buyer and will provide Buyer with accurate and complete information regarding Seller’s business as required by this Agreement.

14.	Rights of Buyer.

a)

Acknowledgment of Security Interest and Security Agreement. The Future Receipts sold by Seller to Buyer pursuant to this Agreement shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Seller to Buyer. To the extent the Future Receipts are “accounts” or “payment intangibles” as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (“UCC”) then: (i) Seller grants a security interest in the Future Receipts as defined in the UCC, (ii) this Agreement constitutes a “security agreement” under the UCC, and (iii) Buyer has all the rights of a secured party under the UCC with respect to such Future Receipts. Seller further agrees that, with or without a breach of this Agreement, Buyer may notify account debtors, or other persons obligated on the Future Receipts, or holding the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make payment to Buyer or otherwise render performance to or for the benefit of Buyer.

b)

Financing Statements. Seller authorizes Buyer to file one or more financing statements (UCC-1 forms) consistent with the UCC to give notice that the Purchased Amount of Future Receipts is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit the Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

Page 7

Future Receipts Sale Agreement.

c)

Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter during regular business hours, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement, (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer; and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.

d)

Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions, (ii) that such communications and contacts are not unsolicited or inconvenient, and (iii) that any such contact may be made at any phone number, email address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

e)

ACH Authorization. Seller represents and warrants that (i) the Account is solely owned by Seller; (ii) the person executing this Authorization on behalf of Seller is an authorized signer on the Account and has the power and authority to authorize Buyer to initiate ACH transactions to and from the Account, and (iii) the Account is a legitimate, open, and active bank account used solely for business purposes and not for personal, family or household purposes. If an ACH transaction is rejected by Seller’s financial institution for any reason other than a stop payment order placed by Seller with its financial institution, including without limitation insufficient funds, Seller agrees that Buyer may resubmit up to two times any ACH transaction that is dishonored. Seller’s bank may charge Seller fees for unsuccessful ACH entries. Seller agrees that Buyer will have no liability to Seller for such fees. In the event Buyer makes an error in processing any payment or credit, Seller authorizes Buyer to initiate ACH entries to or from the Account to correct the error. Seller acknowledges that the origination of ACH entries to and from the Account must comply with applicable law and applicable network rules. Seller agrees to be bound by the Rules and Operating Guidelines of NACHA (formerly known as the National Automated Clearing House Association). Seller will not dispute any ACH transaction initiated pursuant to this Authorization, provided the transaction corresponds to the terms of this Authorization. Seller directs the financial institution that holds the Account to honor all ACH entries initiated in accordance with this Authorization.

15.	Remedies for Seller’s Breach of this Agreement.

If Seller violates any term or covenant in this Agreement, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:

a)

The Specified Percentage shall equal 100%. The full undelivered Purchased Amount plus all fees and charges (including legal fees) assessed under this Agreement will become due and payable in full immediately.

	b)	Buyer may enforce the provisions of the Personal guaranty of payment and performance against each Guarantor.

	c)	Seller and Guarantors shall pay to Buyer all reasonable attorney fees and costs associated with Seller’s breach.

Page 8

Future Receipts Sale Agreement.

	d)	Buyer may debit depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on any of Seller’s banking accounts for all sums due to Buyer.

e)

All rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of breach, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

16.	Modifications, Amendments.

No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same is in writing and signed by Seller and Buyer.

17.	Assignment.

Buyer may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.

18.	Personal guaranty of payment and performance.

Guarantor agrees to irrevocably, absolutely and unconditionally guarantee to Buyer prompt and complete performance of the following obligations of Seller (the “Guaranteed Obligations”):

a)

Seller’s obligation to not (i) change the Account without the express written consent of Buyer, (ii) add an additional Account without the express written consent of Buyer, (iii) revoke Buyer’s authorization to debit the Account, (iv) close the Account without the express written consent of Buyer or (v) take any other action with the intent to interfere with Buyer’s right to collect the purchased Future Receipts;

	b)	Seller’s obligation to not conduct Seller’s businesses under any name other than as disclosed to Buyer;

	c)	Seller’s obligation to not change any of its places of business without prior written consent by Buyer;

d)

Seller’s obligation to not voluntarily sell, dispose, transfer or otherwise convey its business or substantially all business assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller's obligations under this Agreement pursuant to documentation satisfactory to Buyer;

Page 9

Future Receipts Sale Agreement.

e)

Seller’s obligation to not enter into any merchant cash advance or any loan agreement that relates to or encumbers its Future Receipts with any party other than Buyer for the duration of this Agreement without Buyer’s prior written consent;

	f)	Seller’s obligation to provide truthful, accurate, and complete information as required by this Agreement; and

	g)	Payment of all sums due from Seller to Buyer (including attorney fees and costs).

19.	Guarantor Waivers.

Buyer does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under the Agreement and this Personal guaranty of payment and performance if it is not notified of: (i) Seller’s failure to timely perform any obligation under the Agreement, (ii) any adverse change in Seller’s financial condition or business, (iii) Buyer’s acceptance of the Agreement, and (iv) any renewal, extension or other modification of the Agreement or Seller ’s other obligations to Buyer. In addition, Buyer may take any of the following actions without releasing Guarantor from any of its obligations under the Agreement and this Payment and Performance Guaranty: (i) renew, extend or otherwise modify the Agreement or Seller’s other obligations to Buyer, and (ii) release Seller from its obligations to Buyer. Guarantor shall not seek reimbursement from Seller or any other guarantor for any amounts paid by it under the Agreement or this Payment and Performance Guaranty unless and until Buyer is paid in full. Guarantor permanently waives and shall not seek to exercise any of the following suretyship rights that it may have against Seller, or any other guarantor, for any amounts paid by it, or acts performed by it, under the Agreement or this Payment and Performance Guaranty: (i) subrogation, (ii) reimbursement, (iii) performance, (iv) indemnification, or (v) contribution.

20.	Guarantor Acknowledgement.

Guarantor acknowledges that Guarantor understands the seriousness of the provisions of the Agreement, including the Jury Waiver, Class Action Waiver and Arbitration sections, and has had a full opportunity to consult with counsel their choice, and have consulted with counsel or have decided not to avail themselves of that opportunity.

21.	Notices.

a)

Notices from Buyer. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller and/or Guarantors by regular mail or by e-mail, at Buyer’s option and Seller and Guarantors consent to such electronic delivery. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to Seller and/or Guarantors’ address set forth in this Agreement.

b)

Notices from Seller and Guarantor. Subject to Section 4 of this Agreement, Seller and Guarantor may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller and Guarantor to Buyer must be delivered by certified mail, return receipt requested or by reliable overnight delivery (with delivery confirmation), to Buyer’s address set forth in this Agreement. Notices sent to Buyer shall become effective only upon receipt by Buyer.

Page 10

Future Receipts Sale Agreement.

22.	Binding Effect, Governing Law, Venue and Jurisdiction.

This Agreement shall be binding upon and inure to the benefit of Seller, Buyer, Guarantor and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole and absolute discretion. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to any applicable principles of conflicts of law. Seller and Guarantor understand and agrees that (i) Buyer is located in Connecticut, (ii) Buyer makes all decisions from Buyer’s office in Connecticut, (iii) the Agreement is made in Connecticut (that is, no binding contract will be formed until Buyer receives and accepts Seller’s signed Agreement in Connecticut), and (iv) Seller’s payments are not accepted until received by Buyer in Connecticut. Seller and Guarantor agree any court sitting in Connecticut is an acceptable forum (the “Acceptable Forums”). Acceptable Forums are convenient to the Parties, and submit to the jurisdiction of the Acceptable Forums and waive any and all objections to jurisdiction or venue. Should any proceeding (except an application to confirm an arbitral award or to enforce a judgment) be initiated in any other forum, Seller and Guarantor waive any right to oppose any motion or application made by Buyer to transfer such proceeding to an Acceptable Forum. Buyer, Seller and Guarantor further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court, but without invalidating service performed in accordance with such other provisions.

23.	Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Dispute Resolution Center, Inc., and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the English language in Hartford County, Connecticut. The seat of the arbitration shall be deemed to be Connecticut and the arbitration shall be governed by Connecticut law. The arbitration may proceed by telephone or video conference. The arbitrator(s) shall have exclusive jurisdiction to determine the arbitrator’s jurisdiction. Seller and Guarantors shall be liable for all of Buyer’s arbitration costs, including but not limited to all reasonable attorneys’ fees and costs. Seller may apply to a court for a pre-judgment remedy in aid of the arbitration.

24.	Survival of Representations, Warranties and Covenants.

All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

25.	Interpretation.

All parties hereto have had the opportunity to review this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice or have been provided sufficient opportunity to have an attorney of their choosing review the Agreement. No construction determinations shall be made against either Party hereto as drafter.

26.	Entire Agreement and Severability.

This Agreement embodies the entire agreement between Seller and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

Page 11

Future Receipts Sale Agreement.

27.	Execution.

Facsimile signatures, or any other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes. The parties agree that if a duly authorized representative of each of the parties signs this Agreement and transmits such Agreement to the other party via facsimile or electronically transmitted portable document format, such transmission shall be treated in all manner and respects as an original signature (or counterpart thereof) and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format (PDF) to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission in portable document format as a defense to this Agreement and each such party forever waives any such defense. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

28.	Monitoring, Recording, and Solicitations.

a)

Authorization to Contact by Phone. Seller and Guarantor authorize Buyer, its affiliates, agents and independent contractors to contact Seller or Guarantor at any telephone number Seller or Guarantor provide to Buyer or from which Seller or Guarantor places a call to Buyer, or any telephone number where Buyer believes it may reach Seller or Guarantor, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller or Guarantor incurs charges for receiving such communications.

b)

Authorization to Contact by Other Means. Seller and Guarantor also agree that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller and Guarantor. Seller and Guarantor expressly consent to conduct business by electronic means.

29.	Pre-Judgement Remedy Waiver.

EACH AND EVERY SELLER AND GUARANTOR OF THIS AGREEMENT, AND EACH OTHER PERSON OR ENTITY WHO MAY BECOME LIABLE FOR ALL OR ANY PART OF THIS OBLIGATION, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278m, INCLUSIVE, OR BY OTHER APPLICABLE LAW EACH AND EVERY SELLER AND GUARANTOR OF THIS AGREEMENT HEREBY WAIVE (A) ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES TO WHICH BUYER MAY BECOME ENTITLED BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS AGREEMENT OR SECURITY AGREEMENT SECURING THIS AGREEMENT AND (B) ALL RIGHTS TO REQUEST THAT BUYER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT SAID SELLER OR GUARANTOR AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY BUYER BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS AGREEMENT.

AS PART OF THE PREJUDGMENT REMEDY WAIVER ABOVE, EACH AND EVERY SELLER AND GUARANTOR OF THIS AGREEMENT, AND EACH OTHER PERSON OR ENTITY WHO MAY BECOME LIABLE FOR ALL OR ANY PART OF THIS OBLIGATION HEREBY ACKNOWLEDGE, UNDERSTAND, AGREE AND CONSENT THAT BUYER MAY ATTACH OR GARNISH ANY AND ALL OF SELLER AND GUARANTOR’S MONEY HELD IN ANY BANK ACCOUNT OR BROKERAGE ACCOUNT AS ALLOWED BY CONNECTICUT LAW.

Page 12

Future Receipts Sale Agreement.

30.	Jury Waiver.

THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ACKNOWLEDGE THEIR RIGHT TO REVIEW THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

31.	Class Action Waiver.

BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTIES AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR A COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT), AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

APPENDIX A LIST OF FEES AND CHARGES

The Agreement provides that Seller shall be liable for the following amounts, in addition to the Purchased Amount of Future Receipts:

1.	Origination Fee as set forth on Page 1 of the Agreement.

2.	The Wire Fee as set forth on Page 1 of the Agreement.

3.	All costs Buyer incurs because Seller fails to notify Buyer in a timely manner that the Initial Periodic Amount or if any subsequent Periodic Amount will not be available in the Account.

4.	All costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

5.	If Seller breaches the Agreement, all costs of collections, including attorney fees and all costs related to the enforcement of any other remedies available to Buyer.

6.	Additional Fees.

	a)	Non-Sufficient Funds Fee (“NSF Fee”). $35.00 for each NSF.

Page 13

Future Receipts Sale Agreement.

b)

Default Fee. In the event Seller breaches this Agreement for any reason, a default fee (and not a penalty) of $5,000.00 which reflects reasonably anticipated costs (except attorney fees and costs) Seller will occur due to the breach.

c)

Blocked Account Fee. In the event Seller places a Stop-Payment on the Purchaser’s ACH or closes their bank account, the lowest of a blocked account fee (and not a penalty) of $5,000 or Twenty-Five Percent (25%) of the outstanding balance shall be added, which reflects reasonably anticipated costs (except attorney fees and costs) Seller will occur due to the breach.

d)	Bank Change Fee. In the event the Seller requests a change in bank accounts for the ACH payments, a $50.00 bank change fee shall be added.

e)	ACH Program Fee. $49.00 per month for the duration of the Agreement.

f)

Third-Party Intermediary Fee. In the event the Seller retains a third-party debt relief/re-negotiator entity or individual and contacts Buyer seeking to redirect communication regarding this Agreement, a $10,000 fee, or Twenty-Five Percent (25%) of the outstanding balance shall be added. This fee shall be used to cover the additional expenses added in modifying the terms of this Agreement. Any portion of this fee that remains unused shall be returned to the Seller at the conclusion of this Agreement or related legal action.

g)

Additional Financing (“Stacking”). Seller agrees that if further financing from any other finance/factoring company is taken after the funding of this contract (also known as “stacking”), this will constitute an event of default of the Agreement and all balances, plus any applicable fees, become immediately due. Seller agrees to pay the lowest of a $25,000 fee or Ten Percent (10%) of the calculated payback amount, whichever is higher, if additional financing is obtained. This reflects reasonably anticipated costs (except attorney fees and costs) Seller will occur due to the Stacking.

APPENDIX B EXCEPTIONAL DELIVERY AND PERFORMANCE

Fresh Funding Solutions offers a discount for exceptional performance under your Purchase and Sale of Future Receipts Agreement!

Pursuant to your Agreement with us, you are delivering 2.49% of your Future Receipts to us. Your Agreement provides you with the right to obtain an adjustment to the amount that you remit to us each day to reflect your actual Future Receipts. We also offer a discount if you elect to deliver the Purchased Amount of Future Receipts according to our exceptional performance schedule:

Exceptional Performance Schedule

Delivery before January 14, 2024	$136,800.00
Delivery before February 13, 2024	$139,200.00
Delivery before March 14, 2024	$144,000.00
Delivery before April 13, 2024	$148,800.00
Delivery before May 13, 2024	$153,600.00

Page 14

Future Receipts Sale Agreement.

Please be advised that this Exceptional Performance Option will be unavailable if:

■	The funds come from Fresh Funding Solutions, an affiliate, assignee, or any another funding company in the form of a business loan or a merchant cash advance unless approved in advance by us.

■	There has been a modification to your agreement with Fresh Funding Solutions.

■	There has been a breach or default of your agreement with Fresh Funding Solutions.

If you are interested in participating in our Exceptional Performance Option, please sign below and return this letter to us.

Seller: INFINITE GROUP INC

Agreed to by:

Name:	James A. Villa	Title:	Owner

Signature:		Date	12/15/2023

AUTHORIZATION AGREEMENT FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

Seller hereby authorizes Fresh Funding Solutions, Inc, 157 Church Street, 19th Floor, New Haven, CT 06510 (“Buyer”) to present automated clearing house (ACH) debits to the following checking account in the amount of fees and other payments due to Buyer from Seller under the terms of that Purchase and Sale of Future Receipts Agreement (the “Agreement”) entered into between Seller and Buyer, as it may be amended, supplemented or replaced from time to time. Seller also authorizes Buyer to initiate additional entries (debits and credits) to correct any erroneous transfers. In addition, if Seller breaches the Agreement, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Agreement.

Seller agrees to be bound by the Rules and Operating Guidelines of NACHA and represents and warrants that the designated account is established and used primarily for commercial/business purposes, and not for consumer, family or household purposes. Seller authorizes Buyer to contact Seller’s financial institution to obtain available funds information and/or to verify any information Seller has provided about the designated checking account and to correct any missing, erroneous or out-of-date information. Seller understands and agrees that any revocation or attempted revocation of this Authorization will constitute a breach of the Agreement for the Sale of Future Receipts. In the event that Seller closes the designated checking account, or the designated checking account has insufficient funds for any ACH transaction under this Authorization, Seller authorizes Buyer to contact Seller’s financial institution and obtain information (including account number, routing number and available balance) concerning any other deposit account(s) maintained by Seller with Seller’s financial institution, and to initiate ACH transactions under this Authorization to such additional account(s). To the extent necessary, Seller grants Buyer a limited Power of Attorney to act in Seller’s name to facilitate this authorization.

Page 15

Future Receipts Sale Agreement.

Transfer Funds To/From:

Name of Bank:	THE UPSTATE BANK
ABA Transit/Routing #:	021310465
Checking Account #:	800119

This authorization is to remain in full force and effect until Buyer has received all amounts due or that may become due to Buyer under the Agreement.

Seller Information:

Seller’s Name:	INFINITE GROUP INC
Signature of Authorized Representative:
Print Name:	James A. Villa	Title:	Owner
Seller’s Tax ID:	52-1490422	Date:	12/15/2023

Page 16